UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2012

__________

INNSUITES HOSPITALITY TRUST
(Exact Name of Registrant as Specified in Charter)

              Ohio                                             001-07062                              34-6647590
(State or Other Jurisdiction             (Commission                         (IRS Employer
          of Incorporation)                                              File Number)                       Identification No.)

InnSuites Hotels Centre, 1625 E. Northern Avenue
                Suite 105, Phoenix, Arizona                                                  85020
       (Address of Principal Executive Offices)                                                              (Zip Code)

Registrant's telephone number, including area code    (602) 944-1500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2012, the Board of Trustees of InnSuites Hospitality Trust (the "Trust") appointed Pamela J. Barnhill as President and Chief Operating Officer of the Trust effective as of February 1, 2012.  Ms. Barnhill will continue to report to James F. Wirth, who will remain Chief Executive Officer and Chairman of the Board of Trustees.

Ms. Barnhill, age 37, joined the Trust in 2002 as General Manager and progressed with the Trust through roles in revenue management, operations, sales and trademark licensing.  Prior to joining the Trust, Ms. Barnhill's career included roles with Motorola Semiconductor, Franchise Finance Corporation of America (FFCA) and Pittiglio, Rabin, Todd & McGrath (PRTM) Management Consulting.  She has served as a Board Member for the Independent Lodging Industry Association since 2011.  She earned a Masters of Business Administration (MBA) from Carnegie Mellon University, and a Bachelor of Arts in Economics and Mathematics cum laude with honors from the University of Arizona.

Effective February 1, 2012, in recognition of additional responsibilities, Ms. Barnhill will receive an $8,000 per year increase in base salary to a total of $100,000 per year.  Ms. Barnhill's expanded responsibilities include continuation of work to increase hotel operations, including continued emphasis on revenue management, cost control and all areas of marketing, including internet marketing.

In connection with her appointment, Ms. Barnhill entered into a standard indemnification agreement that all trustees and executive officers of the Trust have previously entered into.  The agreement provides for indemnification against all liabilities and expenses reasonably incurred by an officer or trustee in connection with the defense or disposition of any suit or other proceeding, in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, because of his or her position at the Trust.  There is no indemnification for any matter as to which an officer or trustee is adjudicated to have acted in bad faith, or with willful misconduct or reckless disregard of his or her duties, or gross negligence, or not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust.  The Trust may advance payments in connection with indemnification under the agreement.  The level of indemnification is to the full extent of the net equity based on appraised and/or market value of the Trust.  A form of the agreement has previously been filed with the Securities and Exchange Commission.

Ms. Barnhill is Mr. Wirth's daughter.  She was not appointed as an executive officer of the Trust pursuant to any arrangement or understanding with any other person, and she has no reportable transactions under Item 404(a) of Regulation S-K.  A copy of the press release announcing her appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of InnSuites Hospitality Trust, dated February 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:  /s/ Anthony B. Waters
Anthony B. Waters
Chief Financial Officer and
Chief Technology Officer

Date:  February 2, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of InnSuites Hospitality Trust, dated February 1, 2012.